Exhibit 99.2

FOR IMMEDIATE RELEASE

August 27, 2024

First Busey Corporation and CrossFirst Bankshares, Inc.

Announce Transformative Partnership

Creates Compelling and Diversified Commercial Banking Franchise with $20 Billion in Assets, Extending Busey’s Market Presence to Arizona, Colorado, Kansas, New Mexico, Oklahoma and Texas

CHAMPAIGN, IL and LEAWOOD, KS—First Busey Corporation (“Busey”) (Nasdaq: BUSE), the holding company for Busey Bank, and CrossFirst Bankshares, Inc. (“CrossFirst”) (Nasdaq: CFB), the holding company for CrossFirst Bank, jointly announced today the signing of a definitive agreement and plan of merger, pursuant to which CrossFirst will merge with and into Busey (the “Merger”) in an all-common stock transaction valued at approximately $916.8 million, based on Busey’s closing stock price of $27.39 as of August 26, 2024. The combined company, which will operate under the Busey brand, will have approximately $20 billion in total assets, approximately $17 billion in total deposits and approximately $13 billion in wealth management assets under care.

“The partnership between our high-quality franchises is a great fit from a strategic, financial and cultural perspective, and we look forward to capitalizing on the many opportunities we see as a combined company in 2025 and beyond,” said Busey Chairman and CEO Van Dukeman. “CrossFirst is a natural fit alongside Busey’s established commercial and wealth management offerings and our payment technology solutions business, FirsTech, Inc. By leveraging CrossFirst’s established presence in attractive markets with compelling growth potential, this partnership is expected to serve as a catalyst for additional commercial banking growth as well as expanded opportunities to grow our existing wealth management and payments businesses. We are excited for our associates, customers and shareholders to experience our next chapter as Busey and CrossFirst combine to form a premier commercial bank that maintains the community bank values our customers and communities expect and deserve.”

Mike Maddox, CrossFirst CEO, President and Director, stated, “Founded on the ideals of extraordinary, personal service provided by outstanding, local bankers, our dedicated associates at CrossFirst have built strong, trusting relationships with our clients and the markets we serve. We believe Busey is the right partner to continue CrossFirst’s customer- and community-focus. Because of our like-minded cultures, our complementary business models and manner in which we operate, we are confident this partnership will create significant benefits for our teams, customers, communities and shareholders.”

Strategic Benefits of the Partnership

The partnership will extend Busey’s regional operating model in the high-growth metro markets of Kansas City, Wichita, Dallas/Fort Worth, Denver and Phoenix while bolstering its commercial banking relationships and offering additional opportunities to grow its wealth management business and FirsTech, Inc., Busey’s payment technology solutions subsidiary. The combined company will further strengthen its deep commitment to and extensive skill set in commercial banking.

The combination is expected to create a premier full-service commercial bank serving clients from 77 full-service locations across 10 states with combined total assets of approximately $20 billion, $17 billion in total deposits, $15 billion in total loans and $13 billion in wealth assets under care. With a diversified client, loan and deposit base, this scale provides opportunities to augment business models through new customer and product channels.

Through compatible banking philosophies and cultures, complementary business models, combined capital strength and increased economies of scale, the combination is expected to significantly enhance key performance metrics with meaningful improvements in net interest margin and efficiency, driving increased profitability and returns to our shareholders. Pro forma calculations estimate Busey earnings per share accretion of approximately 20% in 2026, the first full year of combined operations, excluding one-time merger-related charges and assuming fully phased-in cost savings. Tangible book value per share dilution is projected to be modest at -0.6% with a forecasted earnback period of approximately six months. Capital ratios are expected to be significantly above “well-capitalized” thresholds with 9.6% leverage, 11.0% CET1 and 14.1% total risk-based capital. The transaction is expected to result in an internal rate of return of over 19%. With a combined loan-to-deposit ratio of 86%, C&D concentration of 60% and CRE concentration of 250%, the pro forma company will be well-positioned for future growth.

Both Busey and CrossFirst have extensive experience in successfully integrating with merger partners and are acutely focused on ensuring a smooth transition. Between the two management teams, Busey and CrossFirst have successfully navigated 11 mergers and integrations since 2013.

Transaction Details

The merger has been unanimously approved by each company’s board of directors.

In the merger, CrossFirst shareholders will receive 0.6675 shares of Busey common stock for each share held of CrossFirst common stock. CrossFirst’s common shareholders, which currently do not receive a dividend, will be eligible to receive Busey’s ongoing dividends as declared following the closing of the merger.

Upon completion of the transaction, Busey’s shareholders will own approximately 63.5% of the combined company and CrossFirst’s shareholders will own approximately 36.5% of the combined company, on a fully-diluted basis, which will continue to trade on the Nasdaq under the “BUSE” stock ticker symbol.

Completion of the merger is subject to customary closing conditions, including the approval of both Busey and CrossFirst shareholders and the regulatory approvals for the holding company merger and the bank merger. With approvals, the parties expect to close the holding company merger in the first or second quarter of 2025.

Name and Headquarters

The combined holding company will continue to operate under the First Busey Corporation name and the combined bank will operate under the Busey Bank name. It is anticipated that CrossFirst Bank will merge with and into Busey Bank in mid-2025. At the time of the bank merger, CrossFirst Bank locations will become service centers of Busey Bank.

Busey Bank’s headquarters will remain in Champaign, Illinois—near where Busey was founded more than 155 years ago. The majority of Busey’s stable deposit base and wealth management assets under care are within its legacy footprint.

The headquarters of the holding company will move to Leawood, Kansas—at the site of the current CrossFirst headquarters in the Kansas City area, which will be central to the combined company’s new footprint, providing benefits for ease of travel, accessibility and visibility.

Governance, Leadership and Culture

The Board of Directors of the combined company will be comprised of thirteen (13) members, eight (8) from Busey or Busey Bank and five (5) from CrossFirst, with Van Dukeman serving as Executive Chairman and CEO, Mike Maddox as President and Executive Vice Chairman, and Rod Brenneman— current independent Chairman of the Board of CrossFirst—as Lead Independent Director.

Management of the combined company will be a combination of both Busey and CrossFirst executives. Van Dukeman will continue to serve as Executive Chairman and CEO of Busey and Executive Chairman of Busey Bank. Mike Maddox will become President and Executive Vice Chairman of Busey and CEO of Busey Bank. Mr. Maddox will succeed Mr. Dukeman as CEO of Busey on the earlier of the one-year anniversary of the bank merger or the 18-month anniversary of the holding company merger, with Dukeman remaining the Executive Chairman of both Busey and Busey Bank.

The remainder of the management team of the combined company will be led by a well-respected group of individuals with significant financial services and M&A integration experience. This group will provide continuity of leadership both during and beyond integration. Current Busey executives—Chief Financial Officer Jeff Jones, Chief Operating Officer Amy Randolph, Chief Risk Officer Monica Bowe and General Counsel John Powers—will remain in their current roles with the combined company. Randy Rapp, current President of CrossFirst Bank, will assume the role of President of Busey Bank while Chip Jorstad, Busey’s current President of Credit and Bank Administration, and Amy Fauss, CrossFirst’s current Chief Operating Officer, will assume the roles of Chief Credit Officer and Chief Information and Technology Officer, respectively.

Both companies support and value an engaged and empowered workforce and are committed to building an extraordinary, service-oriented banking experience. Busey has been named among American Banker’s Best Banks to Work For since 2016; listed among 2023 and 2024’s America’s Best Banks by Forbes; and recognized in all states where it operates as a Best Place to Work, in addition to earning various wellness, training and development, philanthropic and other workplace awards. Similarly, CrossFirst continues to be honored with prestigious workplace awards including being recognized as a back-to-back winner of the Don Clifton Strengths-Based Culture award from Gallup® in 2023 and 2024 and a Best Place to Work by the Kansas City Business Journal for the past two years.

Advisors

Raymond James & Associates, Inc. served as financial advisor and provided a fairness opinion to the Board of Directors of Busey, and Sullivan & Cromwell LLP served as legal counsel to Busey. Keefe, Bruyette & Woods, Inc. A Stifel Company, served as financial advisor and provided a fairness opinion to the Board of Directors of CrossFirst, and Squire Patton Boggs (US) LLP served as legal counsel to CrossFirst.

Investor Presentation

For additional information on Busey’s planned acquisition of CrossFirst, please refer to the Investor Presentation filed with the Current Report on Form 8-K filed on August 27, 2024.

Information to Access Joint Conference Call About the Merger

A special webcast will be held today, Tuesday, August 27, at 9:30 am Central Time with Busey and CrossFirst discussing our partnership. This call may also include discussion of company developments, forward-looking statements and other material information about business and financial matters.

To listen, the full webcast with audio, slides and available resources will be available at https://edge.media-server.com/mmc/p/74nwf87p. If you need to join by phone, please register to receive the dial in numbers and unique pin at https://register.vevent.com/register/BI83613fe5b66647e3b5d664c90884bfb9.

If you are unable to attend, the webcast will be archived on busey.com/IR and investors.crossfirstbankshares.com after the call.

About First Busey Corporation

As of June 30, 2024, First Busey Corporation (Nasdaq: BUSE) was an $11.97 billion financial holding company headquartered in Champaign, Illinois.

Busey Bank, a wholly-owned bank subsidiary of First Busey Corporation, had total assets of $11.94 billion as of June 30, 2024, and is headquartered in Champaign, Illinois. Busey Bank currently has 62 banking centers, with 24 in Central Illinois markets, 14 in suburban Chicago markets, 20 in the St. Louis Metropolitan Statistical Area, three in Southwest Florida, and one in Indianapolis. More information about Busey Bank can be found at busey.com.

Through Busey’s Wealth Management division, the company provides a full range of asset management, investment, brokerage, fiduciary, philanthropic advisory, tax preparation, and farm management services to individuals, businesses, and foundations. Assets under care totaled $13.02 billion as of June 30, 2024. More information about Busey’s Wealth Management services can be found at busey.com/wealthmanagement.

Busey Bank’s wholly-owned subsidiary, FirsTech, Inc., specializes in the evolving financial technology needs of small and medium-sized businesses, highly regulated enterprise industries, and financial institutions. FirsTech provides comprehensive and innovative payment technology solutions, including online, mobile, and voice-recognition bill payments; money and data movement; merchant services; direct debit services; lockbox remittance processing for payments made by mail; and walk-in payments at retail agents. Additionally, FirsTech simplifies client workflows through integrations enabling support with billing, reconciliation, bill reminders, and treasury services. More information about FirsTech can be found at firstechpayments.com.

For the first time, Busey was named among the World’s Best Banks for 2024 by Forbes, earning a spot on the list among 68 U.S. banks and 403 banks worldwide. Additionally, Busey Bank was honored to be named among America’s Best Banks by Forbes magazine for the third consecutive year. Ranked 40th overall in 2024, Busey was the second-ranked bank headquartered in Illinois of the six that made this year’s list and the highest-ranked of those with more than $10 billion in assets. Busey is humbled to be named among the 2023 Best Banks to Work For by American Banker, the 2023 Best Places to Work in Money Management by Pensions and Investments, the 2024 Best Places to Work in Illinois by Daily Herald Business Ledger, and the 2024 Best Companies to Work For in Florida by Florida Trend magazine. We are honored to be consistently recognized globally, nationally and locally for our engaged culture of integrity and commitment to community development.

For more information, visit busey.com.

About CrossFirst Bankshares, Inc.

CrossFirst Bankshares, Inc. (Nasdaq: CFB) is a Kansas corporation and a registered bank holding company for its wholly owned subsidiary, CrossFirst Bank. CrossFirst Bank is a full-service financial institution that offers products and services to businesses, professionals, individuals, and families. CrossFirst Bank, headquartered in Leawood, Kansas, has locations in Kansas, Missouri, Oklahoma, Texas, Arizona, Colorado, and New Mexico.

CrossFirst Bank was organized by a group of financial executives and prominent business leaders with a shared vision to couple highly experienced people with technology to offer unprecedented levels of personal service to clients. CrossFirst Bank strives to be the most trusted bank serving its markets, which we believe has driven value for our stockholders. We are committed to a culture of serving our clients and communities in extraordinary ways by providing personalized, relationship-based banking. We believe that success is achieved through establishing and growing the trust of our clients, employees, stakeholders, and communities. For more information, visit investors.crossfirstbankshares.com.

First Busey Corporation Contacts

For Financials:	For Media:
Jeffrey D. Jones, EVP & CFO	Amy L. Randolph, EVP & COO
First Busey Corporation	First Busey Corporation
(217) 365-4130	(217) 365-4049
jeff.jones@busey.com	amy.randolph@busey.com

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Busey's and CrossFirst's beliefs, goals, intentions, and expectations regarding the proposed transaction, revenues, earnings, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected timing of completion of the proposed transaction; the expected cost savings, synergies and other anticipated benefits from the proposed transaction; and other statements that are not historical facts.

Forward-looking statements are typically identified by such words as "believe," "expect," "anticipate," "plan," "intend," "outlook," "estimate," "forecast," "project," "should," "may," "will," “position,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

Additionally, forward-looking statements speak only as of the date they are made; Busey and CrossFirst do not assume any duty, and do not undertake, to update such forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Busey and CrossFirst. Such statements are based upon the current beliefs and expectations of the management of Busey and CrossFirst and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement; the outcome of any legal proceedings that may be instituted against Busey or CrossFirst; the possibility that the proposed transaction will not close when expected or at all because required regulatory, stockholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the ability of Busey and CrossFirst to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Busey and CrossFirst do business; certain restrictions during the pendency of the proposed transaction that may impact the parties' ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management's attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate CrossFirst's operations and those of Busey; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; Busey's and CrossFirst's success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Busey's issuance of additional shares of its capital stock in connection with the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of Busey and CrossFirst to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; changes in interest rates and prepayment rates of Busey's or CrossFirst's assets fluctuations in the value of securities held in Busey's or CrossFirst's securities portfolio; concentrations within Busey's or CrossFirst's loan portfolio (including commercial real estate loans), large loans to certain borrowers, and large deposits from certain clients; the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; the level of non-performing assets on Busey's or CrossFirst's balance sheets; the strength of the local, state, national, and international economy; risks related to the potential impact of general economic, political and market factors or of exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards, droughts on the companies or the proposed transaction; the economic impact of any future terrorist threats or attacks, widespread disease or pandemics or other adverse external events that could cause economic deterioration or instability in credit markets; changes in state and federal laws, regulations, and governmental policies concerning Busey's or CrossFirst's general business; changes in accounting policies and practices; increased competition in the financial services sector (including from non-bank competitors such as credit unions and fintech companies) and the inability to attract new customers; breaches or failures of information security controls or cybersecurity-related incidents; changes in technology and the ability to develop and maintain secure and reliable electronic systems; the loss of key executives or associates; changes in consumer spending; unexpected outcomes of existing or new litigation, investigations, or inquiries involving Busey (including with respect to Busey's Illinois franchise taxes) or CrossFirst; other factors that may affect future results of Busey and CrossFirst and the other factors discussed in the "Risk Factors" section of each of Busey's and CrossFirst's Annual Report on Form 10-K for the year ended December 31, 2023, in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of each of Busey's and CrossFirst's Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and other reports Busey and CrossFirst file with the U.S. Securities and Exchange Commission (the "SEC").

Additional Information and Where to Find It

In connection with the proposed transaction, Busey will file a registration statement on Form S-4 with the SEC. The registration statement will include a joint proxy statement of Busey and CrossFirst, which also constitutes a prospectus of Busey, that will be sent to stockholders of Busey and CrossFirst seeking certain approvals related to the proposed transaction.

The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SECURITY HOLDERS OF BUSEY AND CROSSFIRST AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS TO BE INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BUSEY, CROSSFIRST AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about Busey and CrossFirst, without charge, at the SEC's website (http://www.sec.gov). Copies of documents filed with the SEC by Busey will be made available free of charge in the "SEC Filings" section of Busey's website, https://ir.busey.com. Copies of documents filed with the SEC by CrossFirst will be made available free of charge in the "Investor Relations" section of CrossFirst's website, https://investors.crossfirstbankshares.com.

Participants in Solicitation

Busey, CrossFirst, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding Busey's directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 12, 2024, and certain other documents filed by Busey with the SEC. Information regarding CrossFirst's directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 26, 2024, and certain other documents filed by CrossFirst with the SEC. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

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